                                                                    Exhibit 10.3



               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.


                      INTERNATIONAL DISTRIBUTION AGREEMENT


         THIS AGREEMENT is made and entered into as of January 21, 1998, by and between ASPECT MEDICAL SYSTEMS, INC. ("Aspect"), a Delaware, U.S.A. corporation having offices at 2 Vision Drive, Natick, Massachusetts 01760-2059, U.S.A.,
Attention: J. Breckenridge Eagle, Telecopy No.: 1-508-647-2059, and NIHON KOHDEN CORPORATION ("NK"), a Japanese company having offices at 31-4 Nishiochiai, 1-chome, Shinjuku-ku, Tokyo 161 Japan, Attention: Yuzuru Nagamitsu, Telecopy No.: 81-3-5996-8101.

                                   WITNESSETH:

         In consideration of the mutual covenants and conditions herein contained, and intending to be legally bound hereby, Aspect and NK (the "Parties") mutually agree as follows:

1.       PRODUCTS AND TERRITORY

(a) Aspect hereby appoints NK on an exclusive basis (except as provided in (i) below) as its sole distributor in Japan (the "Territory") for the products listed on Exhibit A hereto (the "Products") during the term of this Agreement; PROVIDED, HOWEVER, that: (i) NK acknowledges that Aspect has an existing bispectral index ("BIS") module license and sensor distribution arrangement with SpaceLabs Medical, Inc. ("SMI"); and (ii) if any non-Japanese patient monitoring companies other than SMI develop a bispectral index ("BIS") module for the Japanese market, NK shall supply BIS sensors (as described in Exhibit A hereto) to such companies' distributors (including such companies' branches and Affiliates) in the Territory at a reasonable price. If such non-Japanese patient monitoring companies' distributor in the Territory prefers to purchase BIS sensors from such non-Japanese patient monitoring companies out of Japan, they may do so, provided, however, that Aspect shall not directly sell BIS sensors to such companies' distributors in Japan.

(b) NK shall not solicit orders for any Product from any prospective purchaser outside the Territory. If NK receives an order for any Product from a prospective purchaser outside the Territory, NK shall immediately refer that order to Aspect. NK shall not accept any such orders. NK may not deliver or tender (or cause to be delivered or tendered) any Product outside of the Territory. NK shall not sell any Product to a purchaser in the Territory if NK knows or has reason to believe that such purchaser intends to remove that Product from the Territory. If Aspect receives any order or inquiry for any Product from a prospective purchaser in the Territory, Aspect shall immediately refer such order or inquiry to NK.

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.



2.       PRICES AND PAYMENT.

(a) NK shall order Products from Aspect by submitting a written purchaser order identifying the Products ordered, requested delivery date(s) and any export/import information required to enable Aspect to fill the order. All orders for Products are subject to written acceptance by Aspect's Controller.

(b) If a purchase order is accepted in accordance with Section 2(a) above, the transfer prices for Products covered by such purchase order shall be as follows:

         (i)      FOR MONITORS:

                  (A) the transfer price for demonstration units of the A-1050 monitor shall be US[**], but such units may not be resold;

                  (B) prior to introduction of the A-2000 monitor in the Territory, the transfer price for A-1050 monitors will be US[**]; after introduction of the A-2000 monitor in the Territory (which will occur no later than one year after the introduction of the A-2000 monitor in the United States), the transfer price for the A-1050 monitor shall be reevaluated by the Parties;

                  (C) the transfer price for the A-2000 monitor shall be set by Aspect at such time as it is introduced in the Territory. Aspect agrees that the transfer price for the A-2000 will be no more than US[**];

                  (D) Aspect shall extend volume discounts for monitor sales when hospital customers agree to purchase more than one monitor at the same time. To administer this provision, NK shall inform Aspect from time to time (but no less frequently than quarterly) of the names, addresses, and key contacts of hospitals purchasing monitors. In the event a hospital purchases more than one monitor at the same time, Aspect will provide NK a credit applicable to NK's next monitor purchase from Aspect. These volume discounts shall be as follows:

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.


                                                                     Percentage
                           Volume Purchased by a Specific Hospital    Discount
                           ---------------------------------------   ----------

                           [**] monitors                                [**]
                           [**] monitors                                [**]
                           [**] monitors                                [**]
                           [**] monitors                                [**]

                  (E) In addition, and in its discretion, Aspect shall consider, at NK's request, whether to provide a volume discount for hospitals that purchase more than one monitor at different times (E.G., hospital purchases one monitor and then agrees to purchase two more the following month)

         (ii)     FOR SENSORS AND OTHER ACCESSORIES:

                  (A) The transfer price for BIS sensors shall be US[**], except where BIS sensors are being used for training, demonstrations and customer evaluations, in which case the transfer price shall be US[**]. Transfer prices for accessories are listed in Exhibit B attached hereto; and

                  (B) During the first 12 month after the date on which the Japanese Ministry of Health and Welfare ("MHW") approves the A-1050 monitor (the "MHW Approval Date" and such 12-month period hereafter referred to as a "Contract Year"), NK shall be granted a discount of [**] for all BIS sensor purchases in excess of [**]. Thereafter, the Parties shall discuss the basis for additional sensor volume discounts.

Aspect's transfer prices shall be FCA (FREE CARRIER) Natick, Massachusetts, U.S.A. Notwithstanding anything contained in this Agreement to the contrary, starting with the second (2nd) Contract Year, Aspect may change those transfer prices; PROVIDED, HOWEVER, that: (i) such change may be made only once a year effective as of the first day of April with the prior written notice to be given by Aspect no later than the last day of December of the preceding year, after consulting with NK; (ii) the annual increase shall be[**], except that, effective the first day of second April after the introduction of the A-2000 in the Territory, Aspect reserves the right to increase the transfer price of the A-1050 by up to[**], after consulting with NK; and (iii) no price change shall affect purchase orders offered by NK and accepted by Aspect prior to the date such price change becomes effective.

(c) NK shall be free to establish its own pricing for Products which it resells. NK shall notify Aspect of its list prices and average selling prices to its customers as in effect from time to time.

(d) The ultimate shipment of orders to NK shall be subject to the right and ability of Aspect to make such sales, and obtain required licenses and permits, under all decrees, statutes, rules and regulations of the government of the United States and agencies or instrumentalities thereof presently in effect or which may be in effect hereafter.

(e) NK hereby agrees: (i) to assist Aspect in obtaining any such required licenses or permits by supplying such documentation or information as may be requested by Aspect; (ii) to comply with such decrees, statutes, rules and regulations of the government of the United States and agencies or instrumentalities thereof; (iii) to maintain the necessary records to comply with such decrees, statues, rules and regulations; (iv) to obtain all Japanese governmental approvals and licenses necessary to import the Products into the Territory; (v) not to sell, transfer or otherwise dispose of Products in violation of the export laws of the United States; and (vi) to indemnify and hold harmless Aspect from any and all fines, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by Aspect as a result of any breach of this Section 2(e) by NK.

(f) Unless NK requests otherwise, all Products ordered by NK shall be packed for shipment and storage in accordance with Aspect's standard commercial practices. It is NK's obligation to notify Aspect of any special packaging requirements (which shall be at NK's expense). Aspect shall deliver Products into the possession of a common carrier designated by NK in Natick, Massachusetts, U.S.A. Risk of loss and damage to a Product shall pass to NK upon the delivery of such Products to the common carrier designated by NK. If NK does not designate a common carrier by the specified delivery date, then Aspect may do so on NK's behalf. All claims for non-conforming shipments must be made in writing to Aspect within ten days of the passing of risk of loss and damage.

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.


(g)      DELIVERY TIMES AND PAYMENT FOR PRODUCTS

         (i) Within fifteen (15) days after the MHW Approval Date, but in no event later than July 1, 1998 (unless through no fault of NK, the MHW Approval Date has been delayed), NK shall pay Aspect US[**] as pre-payment for the first[**] A-1050 monitors to be purchased by NK pursuant to this Agreement. Within 90 days after making such payment, NK will deliver a purchase order to Aspect for[**] monitors at a price of US[**]. Aspect agrees to deliver those monitors FCA (FREE CARRIER) Natick, Massachusetts, U.S.A. to NK in accordance with a delivery schedule to be agreed upon by the Parties, such that all of the [**] prepaid monitors are delivered to NK within six months after the MHW Approval Date. In the event Aspect is unable to deliver those [**] monitors pursuant to such schedule, Aspect agrees to refund to NK the prepayments for those monitors it is unable to deliver, until such time as those monitors are delivered.

         (ii) NK shall pay Aspect an additional US[**] as pre-payment for the second group of 50 A-1050 and/or A-2000 monitors to be purchased by NK pursuant to this Agreement. Such additional pre-payment shall be paid to Aspect on the earlier of: (A) the date on which the first [**] monitors have been resold by NK; or (B) the end of the first (1st) Contract Year. NK shall deliver a purchase order to Aspect for these second[**] monitors at price of US[**] at such time. Aspect agrees to deliver those monitors FCA (FREE CARRIER) Natick, Massachusetts, U.S.A. to NK in accordance with a delivery schedule to be agreed upon by the Parties, such that all of the second [**] prepaid monitors are delivered to NK within six months after receiving this purchase order. In the event Aspect is unable to deliver that second group of [**] monitors pursuant to such schedule, Aspect agrees to refund to NK the prepayments for those monitors it is unable to deliver, until such time as the monitors are delivered.

         (iii) For all other purchase orders of Products, Aspect agrees to deliver such Products within 90 days after accepting such orders. A purchase order placed by NK shall be deemed accepted by Aspect, unless notified in writing to the contrary within ten (10) days after Aspect receives it.

         (iv) For any Product not pre-paid in accordance with Section 2(g)(i) and (ii) above, all amounts due and payable with respect to such Product delivered by Aspect in accordance with Section 2(f) hereof shall be paid in full within 30 days after the date of Aspect's invoice therefor. All such amounts shall be paid in U.S. Dollars by wire transfer, to such bank or account as Aspect may from time to time designate in writing. All costs incurred in connection with such wire transfer shall be the responsibility of NK. Whenever any amount hereunder is due on a day which is not a day on which banks in Natick, Massachusetts, U.S.A. are open for business (a "Business Day"), such amount shall be paid on the next such Business Day. Amounts hereunder shall be considered to be paid as of the day on which funds are received by Aspect's bank. No part of any amount payable to Aspect hereunder may be reduced due to any counterclaim, set-off, adjustment or other right which NK might have or assert against Aspect, any other party or otherwise.

(h) All amounts due and owing to Aspect hereunder but not paid by NK on the due date thereof shall bear interest (in U.S. Dollars) at the rate 18 per cent per annum. Such interest shall accrue on the balance of unpaid amounts from time to time outstanding from the date on which portions of such amounts become due and owing until payment thereof in full.

(i) In the event of any discrepancy between any purchase order accepted by Aspect and this Agreement, the terms of this Agreement shall govern.

3.       NK'S OTHER OBLIGATIONS

(a) NK covenants that all of its activities under or pursuant to this Agreement shall comply with all applicable laws, rules and regulations. NK shall be responsible for obtaining all licenses, permits and approvals which are necessary or advisable for the importation and sale of the Products in the Territory and for the performance of its duties hereunder; PROVIDED, HOWEVER, that NK shall not be responsible for obtaining, and shall not obtain, an Import Approval (I.E., Yunyu Shonin) for any Product. For each Product for which the approval of the MHW is required (I.E., for which a Shonin is necessary), Aspect shall obtain a Foreign Manufacturing Approval (I.E., Gaikoku Seizo Shonin) and NK shall be Aspect's In-Country Caretaker (I.E., Kokunai Kanrinin, as this term is defined in 19-2 of Japan's Pharmaceutical Affairs Law). NK shall develop and submit to the MHW (in Aspect's name and on Aspect's behalf) the application dossier which is necessary for Aspect to obtain each such Foreign Manufacturing Approval. NK shall use its best efforts to ensure that each such application is submitted to and approved by the MHW at the earliest possible time. Except as specifically provided for in Article 4 hereof, NK shall be responsible for all costs and expenses related to the development, submission and approval of all such applications.

(b) NK shall pay all of its expense, including without limitation all travel, lodging and entertainment expenses, incurred in connection with its activities hereunder, except as otherwise provided herein and/or agreed between the Parties. Aspect shall not reimburse NK for any of those expenses.

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.



(c) NK shall translate, at its own expense, all user and technical manuals and advertising and marketing information with respect to the Products into Japanese and provide Aspect with copies of all such materials. NK and Aspect shall jointly own all copyrights in all translations. Aspect shall not be liable for translation errors made by NK or at NK's direction or for the non-conformance of such translations with the laws and regulations in force from time to time in the Territory. NK shall indemnify and hold Aspect harmless to the extent that a third party brings claims against Aspect based on such errors or non-conformance.

(d) NK shall provide Aspect with written quarterly reports, which shall include business trends, production planning of NK's primary customers, market forecasts and other reports requested by Aspect.

(e)      NK shall promptly give Aspect written notice of the MHW Approval Date.

(f) NK confirms [**]. NK confirms [**]. Until the [**] anniversary of the termination or expiration of this Agreement, as the case may be, [**]; PROVIDED, HOWEVER, that: [**] at any time, [**] at any time, [**] after the expiration or termination of this Agreement [**]. Specifically, it will [**}, subject to the terms and conditions of this Section 3(f).

(g) NK agrees that any publicity or advertising which shall be released by it in which Aspect is identified in connection with the Products shall be in accordance with the terms of this Agreement and with any information or data which Aspect has furnished in connection with this Agreement. Copies of all such publicity and advertising shall be forwarded promptly to Aspect.

(h) NK may not customize, modify or have customized or modified any Product unless it obtains the prior written consent of Aspect, which consent may be withheld in the sole discretion of Aspect. Any unauthorized customizing or modification of any Product by NK or any third party shall relieve Aspect from any obligation it would otherwise have had with respect to such Product under the warranties described in Exhibit C attached hereto and made a part hereof.

(i) NK shall engage in the market development activities described in its proposal dated July 1997 (a copy of which is attached as Exhibit D hereto), including without limitation participation in trade shows, advertising, sponsorship of BIS lectures, establishing dedicated marketing/sales/and clinical specialists, supporting BIS clinical investigators in Japan, and paying for the translation of sales materials and users manuals required to make the Product suitable for the use in the Territory.

(j) The Products include circuitry and software programs in binary code form which are designed for use with such Products (the "Circuitry and Software"). Aspect hereby grants to NK a non-exclusive and non-transferable license, without the right to sublicense (except to purchasers of such Products), in the Territory during the term of this Agreement to use the Circuitry, the Software and related documentation provided by Aspect (the "Documentation") solely in connection with operation of the Products. NK shall not disclosure, furnish, transfer or otherwise make available the Circuitry, the Software, the Documentation or any portion thereof in any form to any third party (other than to a purchaser of the Products for use solely in connection with the operation of the Products) and shall not duplicate the Circuitry, the Software, the Documentation or any part thereof. Title to and ownership of and all proprietary rights in or related to the Circuitry, the Software, the Documentation and all partial or complete copies thereof shall at all times remain with Aspect or its licensor(s). This Agreement shall not be construed as a sale of any rights in the Circuitry, the Software, the Documentation, any copies thereof or any part thereof. All references in this Agreement to sale, resale or purchase of the Products, or references of like effect, shall, with respect to the Circuitry, the Software and the Documentation mean licenses or sublicenses of the Circuitry, the Software and the Documentation pursuant to this Section 3(j). Distributor shall not disassemble, decompile or reverse engineer the Circuitry, the Software or any part thereof. NK shall retain and shall not alter or obscure any notices, markings or other insignia which are affixed to the Software, the Documentation or any part thereof at the time of delivery of such Software or such Documentation.

(k) NK shall bear all expenses incurred in connection with obtaining new reimbursement authorization for BIS monitoring.

4.       ASPECT'S OBLIGATIONS

(a) Aspect shall develop and host up to three (3) three-day sales and BIS training programs in the United States for key marketing/sales/and clinical specialist personnel of NK. In addition, Aspect agrees to offer one or two technical training programs of up to three days each in the United States for NK technical service representatives. Such programs shall be scheduled at dates that are mutually acceptable to the Parties (but in no event later than June 30, 1999). The travel, lodging and related costs of NK personnel attending these programs in the United States shall be borne by NK.

(b) From time to time, Aspect personnel or advisers scheduled to travel to Japan shall make themselves available to provide additional training for NK personnel in Japan. The travel, lodging and related costs of Aspect personnel in connection with such visits shall be borne by Aspect.

(c) All reasonable costs of any new clinical studies required to obtain marketing approvals for A-1050 and A-2000 monitors as EEG and BIS monitors will be shared equally by the Parties. To defray its share of the cost of such clinical studies, Aspect shall provide, free of charge, all monitors and BIS sensors reasonably needed to performance such clinical studies. NK shall bear all other costs of such clinical studies; PROVIDED, HOWEVER, that the total cost of such clinical studies shall be divided equally between the Parties. The Parties shall jointly develop strategies and acceptable timelines for these submissions.

(d) Aspect shall provide NK with all relevant clinical trial data used in comparable submissions by Aspect to the U.S. Food and Drug Administration.

(e) Aspect shall provide NK with copies of all marketing, sales, and promotional materials developed by Aspect with respect to the Products for the U.S. market to the extent such materials may be useful for NK's introduction of the Products in the Territory.

(f) In the event that Aspect modifies, alters, changes or discontinues any Product, Aspect shall provide NK with at least four (4) months prior written notice.

                                                         .

(g) Aspect shall (i) fully comply with any applicable law, regulation and rule of the government of the United States and agencies or instrumentalities thereof; (ii) maintain all U.S. governmental approvals and licenses necessary to produce and export Products; and (iii) indemnify and hold harmless NK from reasonable costs and damages actually incurred by NK as a result of any breach of this Section 4(g) by Aspect.

(h) Aspect shall immediately provide NK with a written notice upon Aspect becoming aware of the occurrence of any of the following events: (i) Aspect recalls any Product, or ceases or suspends the sale of any Product due to any problem which relates to such Product's efficacy and patient safety, in any country outside Territory; (ii) any defect of any Product, which relates to such Product's efficacy or patient safety, is published, reported or made known to the public by any third party, or found by Aspect; or (iii) any Product contributed to or caused a death or serious injury, or any Product malfunctioned and if that malfunction occurred again, it would be likely to contribute or cause a death or serious injury.

5.       RELATIONSHIP OF THE PARTIES.

(a) NK shall be considered to be an independent contractor. The relationship between Aspect and NK shall not be construed to be that of employer and employee, nor to constitute a partnership, joint venture or agency of any kind. Neither Party shall have any right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

(b) NK shall not obligate or purport to obligate Aspect by issuing or making any affirmations, representations, warranties or guaranties with respect to Products to any third party, other than the warranties described in Exhibit C hereto.

6.       MINIMUM PURCHASE REQUIREMENTS.

(a) NK shall purchase a sufficient amount of Products from Aspect so as to meet or exceed both the minimum purchase requirement for monitors set forth in
Section 6(a)(i) below and the minimum purchase requirement for sensors set forth in Section 6(a)(ii) below.

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.


         (i)      PURCHASES OF MONITORS:

                  (A) For the first (1st) Contract Year, NK's minimum purchase requirement shall be [**].

                  (B) For the second (2nd) Contract Year, NK's minimum purchase requirement shall be [**].

                  (C) For the third (3rd) Contract Year, NK's minimum purchase requirement shall be [**].

For the purposes of this provision, a "purchase" of monitors within a specified time period shall mean paying Aspect for such monitors on or before the last day of such period.

         (ii) PURCHASES OF SENSORS. After MHW Approval Date, NK's minimum purchase of sensors from Aspect per year shall be[**] for each monitor resold to NK's customers. For the purpose of this provision, such one year period for the minimum purchase of sensors for each monitor shall separately commence on the first day of the month following the month when NK resells such monitor to NK's customers. To administer this provision, NK shall inform Aspect from time to time (but no less frequently than quarterly) of the names and addresses of hospitals purchasing monitors. The sensors purchased by NK at US[**] under
Section 2(b)(ii) herein shall not be counted toward this minimum purchase of sensors. For the purpose of this provision, a "purchase" of sensors within a Contract Year shall mean paying Aspect for such sensors on or before the last day of such Contract Year.

(b) For the purposes of determining Aspect's A-1050 monitor and A-2000 monitor sales in the United States during the relevant periods, monitors that are placed by Aspect free-of-charge for any reason shall not be considered a sale. Aspect hereby gives NK the right to audit Aspect's reports of monitor sales in a reasonable manner to confirm the accuracy of such reports.

(c) Failure to meet either of the minimum purchase requirements described in Sections 6(a)(i) and (ii) above shall constitute a material breach of this Agreement for the purposes of Section 11(a) below. Termination shall be the only consequence of NK failing to satisfy either of these minimum purchase requirements.

7.       TRADEMARKS, SERVICE MARKS AND TRADE NAMES.

(a) NK may use Aspect's trademarks, service marks and trade names listed in Exhibit E hereto (the "Trademarks") on a non-exclusive basis in the Territory only for the duration of this Agreement and solely for display or advertising purposes in connection with selling and distributing the Products in accordance with this Agreement. NK shall not at any time do or permit any act to be done which may in any way impair the rights of Aspect in the Trademarks.

(b)      In order to comply with Aspect's quality control standards, NK shall:
(i) use the Trademarks in compliance with all relevant laws and regulations;
(ii) accord Aspect the right to inspect during normal business hours, without prior advance notice, NK's facilities used in connection with efforts to sell Products in order to confirm that NK's use of such Trademarks is in compliance with this Section; and (iii) not modify any of the Trademarks in any way and not use any of the Trademarks on or in connection with any goods or services other than the Products.

8.       LIMITED WARRANTY.

(a) Aspect makes the warranties set forth in Exhibit C hereto. Under no circumstances shall the warranties set forth in Exhibit C apply to any Product which has been customized, modified, damaged or misused by NK or any third party without Aspect's authorization. NK's sole remedy for a non-conforming Product is, at Aspect's election, the repair or replacement of such Product.

(b) THE PROVISIONS OF THE FOREGOING WARRANTIES ARE IN LIEU OF ANY OTHER WARRANTY, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL (INCLUDING ANY WARRANTY OF MERCHANT ABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

9.       INDEMNIFICATIONS.

(a) NK hereby agrees to indemnify, defend and hold harmless Aspect, its Affiliates and all officers, directors, employees and agents thereof from all liabilities, claims, damages, losses, costs, expenses, demands, suits and actions (including without limitation attorneys' fees, expenses and settlement costs) (collectively, "Damages") arising out of: (i) NK's failure to comply with relevant laws and regulations; and (ii) NK's making representations or warranties which are not authorized by Aspect hereunder.

(b) Aspect hereby agrees to indemnify, defend and hold harmless NK, its Affiliates and all officers, directors, employees and agents thereof from all Damages arising out of: (i) NK's selling of the Products infringing on the intellectual property rights of third parties; or (ii) personal injuries and/or property damages resulting from the Products; PROVIDED, HOWEVER, that:

         (i) Aspect shall have no obligation for any claim of infringement arising from: (i) any combination by NK of the Products with any other product not supplied or approved in writing by Aspect, where such infringement would not have occurred but for such combination; (ii) the adaptation or modification of the Products not performed or not authorized by Aspect, where such infringement would not have occurred but for such adaptation or modification; (iii) the misuse of the Products or the use of the Products in an application for which they were not designed, where such infringement would not have occurred but for such use or misuse, unless instructed or authorized by Aspect; or (iv) a claim based on intellectual property rights owned by NK or any of its Affiliates.

         (ii) In the event that any of the Products are held in a suit or proceeding to infringe any intellectual property rights of a third party, and the use of such Products is enjoined or Aspect reasonably believes that it is likely to be found to infringe or likely to be enjoined, Aspect shall, at its sole cost and expense, either (i) procure for NK the right to continue selling such Products, or (ii) replace such Products with non-infringing Products of equivalent functionality. If neither (i) or (ii) are practicable, either Party may terminate this Agreement, effective immediately, upon giving the other party written notice. Upon such termination, Aspect shall refund to NK any unused portions of the prepayments made under Section 2(g)(i) and (ii) above.

         (iii) This Section 9(b) constitutes NK's exclusive remedy in the event that the Products infringe on the intellectual property rights of third parties.

(c) The Party benefitting from any indemnity hereunder (the "indemnified party") hereby agrees that: (A) the other Party (the "indemnifying Party") shall have sole control and authority with respect to the defense or settlement of any such claim; and (B) the indemnified Party and its Affiliates, officers, directors, employees and agents thereof shall cooperate fully with the indemnifying Party, at the indemnifying Party's sole cost and expense, in the defense of any such claim. Any settlement of any such claims that imposes any liability or limitation on the indemnifying Party shall not be entered into without the prior written consent of the indemnifying Party.

(d) In the event a claim is based partially on an indemnified claim described in Sections 9(a) and/or 9(b) above and partially on a non-indemnified claim, or is based partially on a claim described in Section 9(a) above and partially on a claim described in Section 9(b) above, any payments and reasonable attorney fees incurred in connection with such claims are to be apportioned between the Parties in accordance with the degree of cause attributable to each Party.

10.      LIMITATIONS OF LIABILITY.

(a) EXCEPT AS PROVIDED IN SECTION 9 HEREIN, ASPECT'S LIABILITY ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS OR THEIR USE OR DISPOSITION, WHETHER BASED UPON WARRANTY, CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE ACTUAL PURCHASE PRICE PAID BY NK FOR THE PRODUCTS.

(b) IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING OUT OF THE MANUFACTURE, SALE OR SUPPLYING OF THE PRODUCTS, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

11.      TERMINATION AND TERM.

(a) Upon the occurrence of a material breach or default as to any obligation hereunder by either party and the failure of the breaching party to promptly pursue (within thirty (30) days after receiving written notice thereof from the non-breaching party) a reasonable remedy designed to cure (in the reasonable judgment of the non- breaching party) such material breach or default, this Agreement may be terminated by the non-breaching party by giving written notice of termination to the breaching party, such termination being immediately effective upon the giving of such notice of termination.

(b) The initial term of this Agreement shall begin on the date first indicated above and shall (unless terminated earlier pursuant to the terms of Section 11(a) above) expire at the end of the third (3rd) Contract Year or any renewal period. The term of this Agreement shall be automatically renewed for additional periods of one (1) Contract Year each unless either Party gives the other Party a written notice not to renew this Agreement at least three (3) months before the expiration of the original term or any such renewal of this Agreement. If such three (3) months notice has not been given, then both Parties shall agree in writing on mutually acceptable terms for such renewed Contract Year.

(c) Upon termination or expiration of this Agreement, neither party shall have any obligation to the other party, or to any employee of the other party, for compensation or for damages of any kind, whether on account of the loss by the other party or such employee of present or prospective sales, investments, compensation, goodwill or otherwise. Each party, for itself and on behalf of each of its employees, hereby waives any rights which may be granted to it or them under the laws and regulations of the Territory or otherwise which are not granted to it or them by this Agreement. Each party hereby indemnifies and holds the other party harmless from and against any and all claims, costs, damages and liabilities whatsoever asserted by any of its employees, agents or representatives under any applicable termination, labor, social security or other similar laws or regulations.

(d) Notwithstanding Section 11(c) above or any other provision of this Agreement, termination of this Agreement shall not affect the obligation of NK to pay Aspect all amounts owing or to become owing as a result of Products delivered on or before the date of such termination, as well as interest thereon to the extent any such amounts are paid after the date they became or will become due pursuant to this Agreement.

(e) Notwithstanding anything else in this Agreement to the contrary, the parties agree that Sections 2(e)(vi), 3(c) and (f), 8, 9, 10, 11(c), (d) and
(e), 12 and 13 shall survive the termination or expiration of this Agreement, as the case may be.

(f) Before or upon termination or expiration of this Agreement, the Parties shall discuss the rights and obligations of the Parties after such termination regarding NK's inventories of Products not resold to any customers at the time of such termination or expiration (including NK's right to sell, or Aspect's obligation to repurchase, such inventories), and regarding the after-service for Products resold to the customers in the Territory by NK before such termination or expiration (including Aspect's responsibility for taking over such after-service or for supplying NK with any parts that are necessary for such after-service).

(g) After termination or expiration of this Agreement, Aspect or its designee shall continue to supply NK with BIS sensors to use with BIS monitors sold by NK before such termination or expiration.

12.      CONFIDENTIALITY MAINTAINED.

(a) Each Party (the "disclosing Party") has a proprietary interest in information which it discloses to the other Party (the "receiving Party"), whether in connection with this Agreement or otherwise, which is (i) a trade secret, confidential or proprietary information, (ii) not publicly known, and
(iii) annotated by a legend, stamp or other written identification as confidential or proprietary information, or if disclosed orally, is identified as confidential or proprietary by a written instrument within 30 days of such disclosure (hereinafter referred to as "Proprietary Information"). The receiving Party shall disclose the Proprietary Information of the disclosing Party only to those of its agents and employees to whom it is necessary in order properly to carry out their duties as limited by the terms and conditions hereof. Both during and after the term of this Agreement, all disclosures by the receiving Party to its agents and employees shall be held in strict confidence by such agents and employees. During and after the term of this Agreement, the receiving Party, its agents and employees shall not use the Proprietary Information for any purpose other than in connection with discharging its duties pursuant to this Agreement. The receiving Party shall, at its expense, return to the disclosing Party the Proprietary Information of the disclosing Party as soon as practicable after the termination or expiration of this Agreement. During the term of this Agreement and thereafter, all such Proprietary Information shall remain the exclusive property of the disclosing Party. This Section 12 shall also apply to any consultants or subcontractors that the receiving Party may engage in connection with its obligations under this Agreement.

(b) Notwithstanding anything contained in this Agreement to the contrary, the receiving Party shall not be liable for a disclosure of the Proprietary Information of the disclosing Party if the information so disclosed: (i) was in the public domain at the time of disclosure without breach of this Agreement; or
(ii) was known to or contained in the records of the receiving Party from a source other than the disclosing Party at the time of disclosure by the disclosing Party to the receiving Party and can be so demonstrated; or (iii) becomes known to the receiving Party from a source other than the disclosing Party without breach of this Agreement by the receiving Party and can be so demonstrated; or (iv) was disclosed pursuant to court order or as otherwise compelled by law.

13.      MISCELLANEOUS.

(a) This Agreement and the rights and obligations hereunder may not be assigned, delegated or transferred by either Party without the prior written consent of the other Party; PROVIDED, HOWEVER, that the other Party's consent shall not be required with respect to any assignment, delegation or transfer by a Party to (i) an Affiliate of such Party; or (ii) the purchaser of all or substantially all of the assets or stock of such Party, through merger, consolidation or otherwise. To the extent permitted by this Agreement, this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of both Parties.

(b) This Agreement shall be construed and governed according to, and any arbitration shall be conducted in accordance with, the laws of the Commonwealth of Massachusetts, U.S.A. excluding its conflicts of laws principles.

(c) Any dispute, controversy or claim arising out of or relating to this Agreement or to a breach hereof, including its interpretation, performance or termination, shall be finally resolved by arbitration. The arbitration shall be conducted by three (3) arbitrators, one to be appointed by Aspect, one to be appointed by NK and a third being nominated by the two arbitrators so selected or, if they cannot agree on a third arbitrator, by the President of the American Arbitration Association. The arbitration shall be conducted in English and in accordance with the commercial arbitration rules of the United Nations Commission on International Trade Law. The arbitration, including the rendering of the award, shall take place in Los Angeles, California, U.S.A. and shall be the exclusive forum for resolving such dispute, controversy or claim. The decision of the arbitrators shall be binding upon the parties hereto, and the expense of the arbitration (including without limitation the award of attorneys' fees to the prevailing party) shall be paid as the arbitrators determine. The decision of the arbitrators shall be executory, and judgment thereon may be entered by any court of competent jurisdiction. Notwithstanding anything contained in this Section to the contrary, each Party shall have the right to institute judicial proceedings against the other Party or anyone acting by, through or under such other Party, in order to enforce the instituting Party's rights hereunder through reformation of contract, specific performance, injunction or similar equitable relief.

(d) This Agreement supersedes and cancels any previous agreements or understandings, whether oral, written or implied, heretofore in effect and sets forth the entire agreement between Aspect and NK with respect to the subject matter hereof. No modification or change may be made in this Agreement except by written instrument duly signed by a duly authorized representative of each Party.

(e) All notices given under this Agreement shall be in writing and shall be addressed to the Parties at their respective addresses and telecopy numbers, and to the attention of the individuals set forth above. Either Party may change its address, telecopy number and contact person for purposes of this Agreement by giving the other Party written notice of its new address, telecopy number or contact person. Any such notice if given or made by registered or recorded delivery international air mail letter shall be deemed to have been received on the earlier of the date actually received and the date fifteen (15) calendar days after the same was posted (and in proving such it shall be sufficient to prove that the envelope containing the same was properly addressed and posted as aforesaid) and if given or made by telecopy transmission shall be deemed to have been received at the time of dispatch, unless such date of deemed receipt is not a day on which banks in the receiving party's home city are open for business, in which case the date of deemed receipt shall be the next day on which banks in the receiving party's home city are open for business.

(f) None of the conditions or provisions of this Agreement shall be held to have been waived by any act or knowledge on the part of either Party, except by an instrument in writing signed by a duly authorized officer or representative of such Party. Further, the waiver by either Party of any right hereunder or the failure to enforce at any time any of the provisions of this Agreement, or any rights with respect thereto, shall not be deemed to be a waiver of any other rights hereunder or any breach or failure of performance of the other Party.

(g) No rights or licenses with respect to the Products or the Trademarks are granted or deemed granted hereunder or in connection herewith, other than those rights expressly granted in this Agreement.

(h) Taxes now or hereafter imposed with respect to the transactions contemplated hereunder (with the exception of income taxes or other taxes imposed upon Aspect and measured by the gross or net income of Aspect) shall be the responsibility of NK, and if paid or required to be paid by Aspect, the amount thereof shall be added to and become a part of the amounts payable by NK hereunder.

(i) If any provision of this Agreement is declared invalid or unenforceable by a court having competent jurisdiction, it is mutually agreed that this Agreement shall endure except for the part declared invalid or unenforceable by order of such court. The Parties shall consult and use their best efforts to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid or unenforceable provision in light of the intent of this Agreement.

(j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(k) For the purposes of this Agreement, an "Affiliate" of a Party shall mean any entity controlling, controlled by or under common control with such Party.

         IN WITNESS WHEREOF, the parties hereto have signed this Agreement under seal.


                                  ASPECT MEDICAL SYSTEMS, INC.


                                  By: /s/ J. Breckenridge Eagle
                                      -----------------------------------------
                                      Name: J. Breckenridge Eagle
                                      Title: Chairman



                                  NIHON KOHDEN CO., LTD.


                                  By: /s/ Kazuo Ogino
                                      -----------------------------------------
                                      Name: Kazuo Ogino
                                      Title: President & Chief Executive Officer

EXHIBIT A:  PRODUCTS


                          MONITORING SYSTEM COMPONENTS

         A-1050(TM) MONITOR WITH THE BISPECTRAL INDEX(TM) (BIS(TM))
               Includes:
               (1) A-1050 BIS(TM) (Bispectral Index(TM)) Monitor with power cord
               (1) Digital Signal Converter (DSC-2) with cable
               (1) A-1050 Operator's Manual-English
               MONITOR AND DIGITAL SIGNAL CONVERTER INCLUDE ONE YEAR WARRANTY

         A-1050 DIGITAL SIGNAL CONVERTER (DSC-2)
               INCLUDES ONE YEAR WARRANTY

         A-2000(TM) MONITOR WITH THE BISPECTRAL INDEX(TM) (BIS(TM))
               Includes:
               (1) A-2000 BIS(TM) (Bispectral Index(TM)) Monitor with power cord
               (1) Digital Signal Converter (DSC-2) with cable
               (1) A-2000 Operator's Manual-English
               MONITOR AND DIGITAL SIGNAL CONVERTER INCLUDE ONE YEAR WARRANTY

         A-2000 DIGITAL SIGNAL CONVERTER (DSC-2)
               INCLUDES ONE YEAR WARRANTY

                                   ACCESSORIES

         BIS SENSOR(TM):   1 CASE
                           1 case contains 50 sensors (25/box, 2 boxes/case)

         BIS SENSOR PATIENT INTERFACE CABLE (PIC-S)

         ZIPPREP(TM) SELF-PREPPING, DISPOSABLE ELECTRODES: 1 CASE
                           1 case contains 60 packs (15/box, 4 boxes/case)

         2-CHANNEL BIPOLAR PATIENT INTERFACE CABLE
                           For use with Zipprep electrodes

         PRINTREX INKLESS, NON-IMPACT THERMAL PRINTER WITH INTEGRAL ROLL PAPER
                           Compatible for use with the A-1050. Includes one Centronics parallel port interface cable.
                           INCLUDES ONE YEAR WARRANTY

                             ACCESSORIES CONTINUED:

         PRINTER INTERFACE CABLE:

                  DB25 parallel port, Centronics 36, shielded

         PERMANENT THERMAL PAPER:  4 ROLLS/CASE

                  100 feet per roll
                  For use with Printrex printer

         PERMANENT THERMAL PAPER:  8 ROLLS/CASE

                  100 feet per roll
                  For use with Printrex printer

         A-1050 OPERATOR'S MANUAL - ENGLISH

         A-1050 SERVICE MANUAL - ENGLISH

         GCX POLYMOUNT ROLL STAND FOR THE A-1050 MONITOR

                  Includes:
                  Baseweight for added stability
                  Roll stand handle
                  12" X 8" X 3.5" basket

         GCX POLYMOUNT ROLL STAND ADAPTER FOR THE PRINTREX PRINTER

                  Includes:
                  6" utility basket

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.


EXHIBIT B:  PRICE LIST

             MONITORING SYSTEM COMPONENTS                                  PRICE
             ----------------------------                                  -----

    A-1050(TM) MONITOR WITH THE BISPECTRAL INDEX(TM) (BIS(TM))              [**]
             Includes:
             (1) A-1050 BIS(TM) (Bispectral Index(TM)) Monitor with power cord
             (1) Digital Signal Converter (DSC-2) with cable
             (1) A-1050 Operator's Manual-English
              MONITOR AND DIGITAL SIGNAL CONVERTER INCLUDE ONE YEAR WARRANTY

    A-1050 DIGITAL SIGNAL CONVERTER (DSC-2)                                 [**]
             INCLUDES ONE YEAR WARRANTY

    A-2000(TM) MONITOR WITH THE BISPECTRAL INDEX(TM) (BIS(TM)) TO BE DETERMINED
             Includes:
             (1) A-2000 BIS(TM) (Bispectral Index(TM)) Monitor with power cord
             (1) Digital Signal Converter (DSC-2) with cable
             (1) A-2000 Operator's Manual-English
             MONITOR AND DIGITAL SIGNAL CONVERTER INCLUDE ONE YEAR WARRANTY

    A-2000 DIGITAL SIGNAL CONVERTER (DSC-2)                    TO BE DETERMINED
             INCLUDES ONE YEAR WARRANTY

             ACCESSORIES

    BIS SENSOR(TM):  1 CASE                                                 [**]
                     1 case contains 50 sensors (25/box, 2 boxes/cases)

    BIS SENSOR PATIENT INTERFACE CABLE (PIC-S)                              [**]

    ZIPPREP(TM) SELF-PREPPING, DISPOSABLE ELECTRODES: 1 CASE                [**]
             1 case contains 60 packs (15/box, 4 boxes/case)

    2-CHANNEL BIPOLAR PATIENT INTERFACE CABLE                               [**]
             For use with Zipprep electrodes

    PRINTREX INKLESS, NON-IMPACT THERMAL PRINTER WITH INTEGRAL
    ROLL PAPER
             Compatible for use with the A-1050. Includes one Centronics parallel port interface cable.

               Confidential Materials omitted and filed separately
             with the Securities and Exchange Commission. Asterisks
                                denote omissions.


                  INCLUDES ONE YEAR WARRANTY

         PRINTER INTERFACE CABLE:                                           [**]
                  DB25 parallel port, Centronics 36, shielded

         PERMANENT THERMAL PAPER:  4 ROLLS/CASE                             [**]
                  100 feet per roll
                  For use with Printrex printer

         PERMANENT THERMAL PAPER:  8 ROLLS/CASE                             [**]
                  100 feet per roll
                  For use with Printrex printer

         A-1050 OPERATOR'S MANUAL - ENGLISH                                 [**]

         A-1050 SERVICE MANUAL - ENGLISH                                    [**]

         GCX POLYMOUNT ROLL STAND FOR THE A-1050 MONITOR                    [**]
                  Includes:
                  Baseweight for added stability
                  Roll stand handle
                  12" x 8" x 3.5" basket

         GCX POLYMOUNT ROLL STAND ADAPTER FOR THE PRINTREX PRINTER          [**]
                  Includes:
                  6" utility basket

EXHIBIT C:

WARRANTY

Aspect warrants to the initial Purchaser that the A-1050 EEG monitor, the A-2000 monitor, and the Digital Signal Converter ("Warranted Product") will be free from defects in workmanship or materials, when given normal, proper, and intended usage for a period of 18 months from the date of its initial shipment to Purchaser or 12 months from the date of resale by Purchaser, whichever period first expires. Excluded from this warranty are expendable components and supply items such as, but not limited to, electrodes, cables, and prep solutions. Aspect's obligations under this warranty are to repair or replace any Warranted Product or part thereof that Aspect reasonably determines to be covered by this warranty and to be defective in workmanship or materials provided that the Purchaser has given notice of such warranty claim within the Warranty Period and the Warranted Product is returned to the factory with freight prepaid. Repair or replacement of Products under this warranty does not extend the Warranty Period.

To request repair or replacement under this warranty, Purchaser should contact Aspect at 2 Vision Drive, Natick, Massachusetts 01760, 800-442-2051 or 508-647-2088. Aspect will authorize Purchaser to return the Warranted Product (or part thereof) to Aspect. Aspect shall determine whether to repair or replace Products and parts covered by this warranty and all Products or parts replaced shall become Aspect's property. In the course of warranty service, Aspect may but shall not be required to make engineering improvements to the Warranted Product or part thereof. If Aspect reasonably determines that a repair or replacement is covered by the warranty, Aspect shall bear the costs of shipping the repaired or replacement Product to Purchaser. All other shipping costs shall be paid by Purchaser. Risk of loss or damage during shipments under this warranty shall be borne by the party shipping the Product. Products shipped by Purchaser under this warranty shall be packaged in the original shipping container or equivalent packaging to protect the Product. If Purchaser ships a Product to Aspect in unsuitable packaging, any physical damage present in the Product on receipt by Aspect (and not previously reported) will be presumed to have occurred in transit and will be the responsibility of Purchaser.

Unless authorized or instructed by Aspect in advance, this warranty does not extend to any Warranted Products or part thereof: that have been subject to misuse, neglect or accident; that have been damaged by causes external to the Warranted Product, including but not limited to failure of or faulty electrical power; that have been used in violation of Aspect's instructions; that have been affixed to any nonstandard accessory attachment; on which the serial number has been removed or made illegible; that have been modified by anyone other than Aspect; or that have been disassembled, serviced, or reassembled by anyone other than Aspect, unless authorized by Aspect. Aspect shall have no obligation to make repairs, replacements, or corrections which result, in whole or in part, from normal wear and tear. Aspect makes no warranty (a) with respect to any products that are not Warranted Products, (b) with respect to any products purchased from a person other than Aspect or an Aspect-authorized distributor or (c) with respect to any product sold under a brand name other than Aspect.